Exhibit 21.1

Subsidiaries of Benchmark Electronics, Inc.

Name of Subsidiary	Jurisdiction of Organization

AVEX Constitution, Inc.	United States, Delaware
AVEX Liberty, Inc.	United States, Delaware
BE Group Holdings B.V.	The Netherlands
BEI Electronics Ireland Ltd.	Ireland
Benchmark BV Holdings, Inc.	United States, Delaware
Benchmark Electronics (M) Sdn. Bhd.	Malaysia
Benchmark Electronics (Suzhou) Co., Ltd.	China
Benchmark Electronics (Thailand) Public Company Limited (1)	Thailand
Benchmark Electronics B.V.	The Netherlands
Benchmark Electronics de Mexico, S. de R.L. de C.V.	Mexico
Benchmark Electronics Delaware Corp.	United States, Delaware
Benchmark Electronics GmbH	Germany
Benchmark Electronics Huntsville, Inc.	United States, Alabama
Benchmark Electronics International Holdings B.V.	The Netherlands
Benchmark Electronics International Services Inc.	United States, Delaware
Benchmark Electronics Ltda.	Brazil
Benchmark Electronics Manufacturing Solutions (Moorpark), Inc.	United States, California
Benchmark Electronics Manufacturing Solutions, Inc.	United States, Delaware
Benchmark Electronics Netherlands Holding B.V.	The Netherlands
Benchmark Electronics Phoenix, Inc.	United States, Delaware
Benchmark Electronics Romania Holding BV	The Netherlands
Benchmark Electronics Romania Srl.	Romania
Benchmark Electronics Singapore IPO Pte. Ltd.	Singapore
Benchmark Electronics Tijuana S. de R.L. de C.V.	Mexico
Benchmark Engineering Services & IOT Solutions, Inc	United States, Delaware
Current Electronics, Inc.	United States, Delaware
EFTC Operating Corp.	United States, Delaware
Filtros Electronicos, S.A. de C.V.	Mexico
K*Tec Operating Corp.	United States, Delaware
Lark Engineering Company (dba Lark RF Technology)	United States, California
Pemstar (Beihai) Enterprise Co. Ltd.	China
RM Electronics, Inc.	United States, New Hampshire
SCS Holdings, Inc.	United States, Delaware
SCS Secure Holdings LLC	United States, Delaware
Secure Communication Systems, Inc. (dba Secure Technology)	United States, Delaware
Tactical Micro, Inc.	United States, Virginia

(1) Benchmark Electronics, Inc. effectively owns 99.78% of Benchmark Electronics (Thailand) Public Company Limited.

Unless otherwise noted, all subsidiaries are wholly owned, directly or indirectly, by Benchmark Electronics, Inc.